UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2022
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, the Board of Directors of bluebird bio, Inc. (the “Company”) appointed Katherine Breedis to serve as the Company’s interim Chief Financial Officer and designated Ms. Breedis as the Company’s principal financial officer and principal accounting officer, succeeding Jason F. Cole, the Company’s current Chief Strategy and Financial Officer. Ms. Breedis’ appointment will be effective upon Mr. Cole’s departure from the Company on October 14, 2022 (the “Transition Date”).

Ms. Breedis, age 59, has served as a Chief Financial Officer Consultant at Danforth Advisors, LLC (“Danforth”), a strategic finance and operations firm with a focus on life sciences companies, since July 2021, where she provides interim chief financial officer and strategic business development consulting services to public and private U.S.-based and international biotechnology companies. She has also served as a Chief Financial Officer and Corporate Strategy Consultant at Independent Biotechnology Consulting since April 2019. Prior to that, Ms. Breedis served as the Chief Financial Officer of MeiraGTx from October 2018 to April 2019, and as Managing Director of Stifel Nicolaus from October 2015 to July 2017. Prior to joining Stifel Nicolaus, Ms. Breedis served in corporate strategy and business development roles with Pfizer Inc. and Eli Lilly & Company, respectively. In addition, Ms. Breedis was a senior analyst with Schroders, Goldman Sachs and Citigroup Asset Management and held several other senior positions in corporate finance and merchant banking with GE Capital and Creditanstalt-Bankverein. Ms. Breedis received a B.A. in Economics and Art History from Wheaton College and is a Chartered Financial Analyst and Chartered Market Technician.

The Company and Danforth are party to a Consulting Agreement dated May 26, 2022 (the “Consulting Agreement”) pursuant to which Danforth provides consulting services to the Company and Ms. Breedis has served as a consultant to the Company. Prior to the Transition Date, Ms. Breedis will continue to serve as a consultant to the Company. Under the Consulting Agreement, the Company will pay Danforth an agreed upon hourly rate for such services, including services performed by Ms. Breedis, and will reimburse Danforth for expenses. Pursuant to the Consulting Agreement, Danforth and Ms. Breedis are entitled to indemnification in connection with the services provided.

Item 8.01	Other Events.

Helen C. Fu, Senior Vice President, General Counsel and Secretary of the Company, has provided notice of her resignation from the Company, effective October 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2022	bluebird bio, Inc.

	By:	/s/ Helen C. Fu
	Name:	Helen C. Fu
	Title:	Senior Vice President, General Counsel and Secretary